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                                                                     Exhibit 4.7

                                EMCOR GROUP, INC.
                       SIXTH AMENDMENT TO CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois and the other
Lenders from time to time
party to the Credit Agreement
referred to below

Gentlemen:

        We refer to the Credit Agreement dated as of June 19, 1996 as amended and currently in effect between EMCOR Group, Inc., DYN Specialty Contracting, Inc., Drake & Scull Engineering Ltd., Comstock Canada, Ltd. and you (the "Credit Agreement"), capitalized terms used without definition below to have the meanings ascribed to them in the Credit Agreement. Upon your acceptance hereof in the space provided for that purpose below, this letter shall serve to amend the Credit Agreement as follows:

1. Addition of The Fuji Bank, Limited as a Lender.

        Subject to all the terms and conditions hereof, The Fuji Bank, Limited, New York Branch ("Fuji") shall be and become a Lender under the Credit Agreement with a Commitment (which shall be an Activated Commitment) in the amount set forth opposite its signature hereto and with an address for notices as set forth on the signature pages hereto. Fuji shall have all the rights and obligations of a Lender under the Credit Agreement, as amended hereby, and under the other Loan Documents and makes all acknowledgments and undertakings to the Agent and Issuers as are set forth in Section 10 of the Credit Agreement. However, Fuji shall only make Revolving Loans to the Company and DYN (collectively, the "U.S. Borrowers") and shall only participate in those Letters of Credit which have been applied for by one of the U.S. Borrowers and, accordingly, Fuji shall not make Revolving Loans to Drake & Scull or to Comstock Canada (the "Non-U.S. Borrowers") or participate in the credit risk incident to Letters of Credit applied for by the Non-U.S. Borrowers.

        Anything contained in the Credit Agreement to the contrary notwithstanding, Revolving Loans to the Non-U.S. Borrowers shall be made ratably by the Lenders other than Fuji in accordance with the respective amounts of their Activated Commitments and the Lenders other than Fuji shall participate in the credit risk incident to the Letters of Credit issued on the application of either of the Non-U.S. Borrowers ratably in accordance with the respective amounts of their Activated Commitments and all payments on account of the foregoing shall be shared ratably among the Lenders other than Fuji in accordance with the amounts of their Activated Commitments. Revolving

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Loans to the U.S. Borrowers and the credit risk incident to Letters of Credit applied for by the U.S. Borrowers, shall be allocated so as to make each Lender's percentage of the Activated Commitments in use as close to such Lender's percentage of the total Commitments as is possible.

        Payments shall be shared as follows: (i) payments of the commitment fee called for by Section 3.1 of the Credit Agreement shall be shared among the Lenders in accord with the respective unused amounts of their Activated Commitments during the period for which the commitment fee was paid, (ii) principal and interest payments made on Revolving Loans to the Non-U.S. Borrowers and Letter of Credit Fees payable under the first sentence of Section
3.3 of the Credit Agreement ("Shared L/C Fees") in respect of Letters of Credit applied for by the Non-U.S. Borrowers shall be shared ratably among the Lenders other than Fuji in accordance with respective amounts of their Activated Commitments and (iii) (x) payments of Shared L/C Fees in respect of Letters of Credit issued on the application of the U.S. Borrowers shall be shared ratably by the Lenders in accord with their respective shares of the credit risk incident to such Letters of Credit during the period for which such fees accrued and (y) payments of principal and interest on Revolving Loans made to the U.S. Borrowers shall be shared among the Lenders ratably in accord with the respective principal amounts of such Revolving Loans owing each, provided that if at the time of receipt of a given payment of principal the percentage of the Activated Commitment of Fuji in use is less than the percentage of the Activated Commitments of the other Lenders in use, such payment shall first be distributed to the other Lenders (ratably) until such time as the percentages of the Activated Comi-nitments of all Lenders in use is identical. After the occurrence of an Event of Default, payments and collections in respect of the Obligations shall be distributed under the second paragraph of Section 3.7 of the Credit Agreement ratably in accordance with their respective amounts of the particular type of Obligation to which such collection is being applied (treating all Revolving Loans as a group and all Letters of Credit as a group); provided that if for any reason a collection cannot be so applied, then in that event the Lenders receiving a disproportionate share of the collection in question shall purchase without recourse a participation in the Obligations held by the other Lenders to the extent necessary so that after giving effect thereto, such payment has been shared ratably among the Lenders in accordance with the foregoing.

2. Tranche C.

        After giving effect to the transactions contemplated hereby, Tranche C shall remain inactive and Section 6.3(c) of the Credit Agreement is hereby amended by striking the figure "$5,000,000" wherever such figure appears therein and substituting the figure "$3,375,0001, therefor.

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3. Other Amendments.

        (a) Section 4.1 (the Collateral). Clause (i) in the second proviso to the first sentence of Section 4.1 of the Credit Agreement shall be amended by adding the following at the end thereof:

        "; and Liens on those accounts receivable arising under contracts of the Guarantors for which Seaboard Surety Company and/or its Affiliates have provided payment and/or performance bonds and on inventory and materials and equipment purchased for, installed in, or allocated to any such contracts, may be subject to prior Liens in favor of Seaboard Surety Company and/or its Affiliates to secure obligations in connection with such payment and performance bonds."

        (b) Section 7.11 (Liens). Section 7.11(g) of the Credit Agreement shall be amended by adding the phrase "or of Seaboard Surety Company and its Affiliates" immediately after the phrase "and its Affiliates". Section 7. 11 (k) of the Credit Agreement shall be further amended by adding the following at the end thereof:

                 "liens on up to (pound)400,000 of cash collateral securing reimbursement obligations owing Barclays Bank in connection with letters of credit which it has issued and rights of Bank of Scotland to offset credit balances in any account maintained with it by a Subsidiary incorporated under the laws of United Kingdom against debit balances in any other account maintained with Bank of Scotland by any such Subsidiary (it being acknowledged by the Lenders that such rights of offset shall be superior to any rights they may have in and to such accounts or the balances as are from time to time standing on deposit therein)."

4.     Conditions Precedent to Effectiveness.

        This Sixth Amendment to Credit Agreement shall become effective upon satisfaction of each of the following conditions precedent:

         (a) The Agent shall have received counterparts hereof which, taken together, bear the signatures of the Borrowers, the Lenders and Fuji;

         (b) The Agent shall have received for Fuji a Revolving Credit Note of each U.S. Borrower properly signed and completed; and

         (c) Fuji shall have received such non-refundable fees as may have been agreed to between it and the Borrowers.

        Upon satisfaction of the foregoing conditions precedent to effectiveness, the Agent shall so notify the Company and the Lenders and there shall then be such non-ratable

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borrowings and repayments of Revolving Loans from the U.S. Borrowers under the
Credit Agreement as shall be necessary so that after giving effect thereto and to the acquisition by Fuji of a risk participation in Letters of Credit issued on the application of the U.S. Borrowers, the percentage of the Activated Commitment of Fuji in use is as close to identical to that of the other Lenders as is possible. The U.S. Borrowers hereby authorize and direct the Agent to affect the foregoing non-ratable borrowings and repayments by calling for borrowings from Fuji on their behalf and applying them to the repayment of Revolving Loans owing the other Lenders from the U.S. Borrowers.

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5. Miscellaneous.

        Except as specifically amended hereby, all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Sixth Amendment to Credit Agreement need be made in any instrument or document at any time referring to the Credit Agreement, and any reference to the Credit Agreement in any of such shall be deemed to be a reference to the Credit Agreement as amended hereby. The Agent is authorized to enter into an intercreditor agreement with Seaboard Surety Company and/or its Affiliates on terms which are not in any material respect more detrimental to the Lenders than the intercreditor agreement currently extant with Reliance Surety Company and its Affiliates. In no event shall the outstanding amount of Revolving Loans from any Lender, when taken together with such Lender's share of the L/C Obligations, exceed its Activated Commitment. This Sixth Amendment to Credit Agreement shall be construed in accordance with and governed by the laws of Illinois and may be executed in counterparts and by separate parties hereto on separate counterparts, each to constitute an original but all one and the same instrument.


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                         Dated as of this 15th day of December, 1997

                                      EMCOR GROUP, INC.

                                      By /s/ Frank T. MacInnis
                                         ------------------------------------
                                             Its  Chairman of the Board
                                                  ---------------------------


                                      DYN SPECIALTY CONTRACTING INC.

                                      By /s/ Frank T. MacInnis
                                         ------------------------------------
                                             Its  Executive Vice President
                                                  ---------------------------


                                      DRAKE & SCULL ENGINEERING LTD.

                                      By /s/ Frank T. MacInnis
                                         ------------------------------------
                                             Its  Chairman of the Board
                                                  ---------------------------


                                      COMSTOCK CANADA, LTD.

                                      By /s/ Frank T. MacInnis
                                         ------------------------------------
                                             Its  Chairman of the Board
                                                  ---------------------------


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               Accepted and agreed as of the date last above written

Commitment (both active and
inactive):  $30,000,000                 HARRIS TRUST AND SAVINGS BANK
Activated Commitment:  $26,625,000
Percentage:  27.5549806%
                                        By: /s/ Wes W. Frangul
                                            ---------------------------------
                                                Its Vice President
                                                    -------------------------

Activated Commitment: 420,000,000       BANK OF SCOTLAND
Percentage:  20.6985769%

                                        By: /s/ Annie Chin Tat
                                            ---------------------------------
                                                Its Vice President
                                                    -------------------------

Activated Commitment:  $20,000,000      LASALLE NATIONAL BANK
Percentage:  20.6985769%

                                        By: /s/ Robert W. Frentzel
                                            ---------------------------------
                                                Its Senior Vice President
                                                    -------------------------

Activated Commitment:  $15,000,000      CORESTATES BANK, N.A.
Percentage:  15.5239322272%

                                        By: /s/ Michael J. Lebrun
                                            ---------------------------------
                                               Its Vice President
                                                   --------------------------

Activated Commitment:  $15,000,000      THE FUJI BANK, LIMITED, NEW YORK
Percentage:  15.52393272%                BRANCH

                                        By: /s/ Teiji Teramoto
                                            ---------------------------------
                                               Its Vice President and Manager
                                                   --------------------------

                                               Two World Trade Center
                                               New York, New York 10048
                                               Attention:  Vincent M. Ingato
                                                           Senior Vice President